UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 19, 2009


                            BLACKROCK RESOURCES INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-153354                 98-0460379
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

                             Unit 222, 6820-188 St.
                               Surrey, BC, V4N 3G6
                    (Address of principal executive offices)

                             Telephone: 604-575-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

APPOINTMENT OF  DIRECTOR & OFFICER

On September 19, 2009, the Company accepted the resignation of its President, Secretary and director, Charles Irizarry, and appointed Harpreet Sangha as a Director, President and Secretary of the Company, effective as of equal date.

On October 22, 2009, the Company accepted the resignation of Jeffrey Miller as a Director of the Company.

Harpreet Sangha has been the director and CEO of Douglas Lake Minerals Inc. since April 2006. In addition, Mr. Sangha also served as the President, Secretary and Treasurer of Douglas Lake Minerals Inc. from April 2006 until he resigned from those positions on July 3, 2009. Mr. Sangha has over 18 years experience in business financing with specific interest in public company development. Mr. Sangha was also an investment advisor at Global Securities Corporation until March 2006.

ITEM 8.01 OTHER EVENTS

NAME CHANGE

On November 2, 2009, the Company resolved to change its name from Blackrock Resources Inc. to Artepharm Global Corp. In addition, the Company has resolved to increase its authorized share capital from 75,000,000 shares of common stock to 500,000,000 shares of common stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BLACKROCK RESOURCES INC.


Date: November 4, 2009                     /s/ Harpreet Sangha
                                           -------------------------------
                                           President and Director

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